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                                                                    EXHIBIT 23.1

                    Consent of Independent Public Accountants

     We consent to the incorporation by reference in the registration statement on Form S-8/S-3 (File No. 333-81755) of Covad Communications Group, Inc., relating to the 1997 Stock Plan and the 1998 Employee Stock Purchase Plan, of our reports dated March 30, 2000 on the financial statements of Covad Communications Group, Inc., which reports appear in the Annual Report on Form 10-K of Covad Communications Group, Inc., for the fiscal year ended December 31, 1999.

                                                               Ernst & Young LLP

Walnut Creek, California
March 20, 2000